MarketWise Reports Net Income of $93.1 Million and Net Revenue of $408.7 Million for Full Year 2024, and Announces Stock Repurchase Program of up to $50 Million

BALTIMORE, MD -- (GLOBE NEWSWIRE)—MarketWise, Inc. (NASDAQ: MKTW) (“MarketWise” or the “Company”), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, today reported financial results for fourth quarter 2024.(1)
Fourth Quarter 2024 Highlights(1)(2)
▪Paid Subscribers were 506 thousand as of December 31, 2024 compared with 737 thousand as of December 31, 2023
▪Total Net Revenue was $97.5 million in 4Q 2024 compared with $112.2 million in 4Q 2023
▪Total Billings was $55.4 million in 4Q 2024 compared with $93.6 million in 4Q 2023
▪Net Income was $26.4 million in 4Q 2024 compared with $1.9 million in 4Q 2023
▪Cash from Operating Activities of $6.0 million in 4Q 2024 compared with $17.5 million in 4Q 2023
▪Cash and Cash Equivalents were $97.9 million as of December 31, 2024
(1)    The fourth quarter 2024 and full year 2024 results reported herein are unaudited.
(2)    See “Key Business Metrics and Non-GAAP Financial Measures” below. For a reconciliation of Adjusted CFFO and Adjusted CFFO margin, see “Non-GAAP Measures” below.

Dr. David “Doc” Eifrig, Interim Chief Executive Officer, commented, “I am pleased with the results for the fourth quarter where we generated Billings of over $55 million, or a 10% sequential increase compared to the third quarter. This top line growth, along with a return to profitability in the quarter, evidences that we are making progress on our strategic pillars of growth, efficiency, and new business. The encouraging trends we saw in the fourth quarter of 2024 have continued into the first quarter of 2025. Through the first two months of the first quarter, our Billings are over 10% higher than the comparable period of the fourth quarter. We attribute this continued top line growth to compelling content offerings, successful customer acquisition efforts, and strong overall price points. As we look ahead into 2025, I continue to be excited about our growth opportunities and I believe we have the team and strategic plan in place to drive higher returns for our shareholders.”
Eifrig continued, “In the coming weeks we expect the Company will complete a reverse stock split bringing our per share price into a range that is more commensurate with our current market capitalization. Further, we believe the higher price per share will be more attractive to certain institutional investors, will enable us to meet the Nasdaq exchange requirements, and will increase the overall market perception of our business. When coupled with our double-digit top line growth and improving margins, we believe this decision positions us well to execute our strategic plan.”
“Lastly, our Board approved another $0.01 quarterly dividend demonstrating our commitment to return excess capital to shareholders, while providing a reasonable yield on our stock. Also, as we have communicated previously, we will continue to evaluate opportunistic share repurchases as part of our broader capital allocation strategy. To this end, the board authorized a share repurchase program of up to $50 million. We believe improved financial results combined with a wise capital allocation strategy will result in strong returns for our shareholders over time.”

Full Year 2024 Highlights(1)
▪Total Net Revenue for the year ended December 31, 2024 was $408.7 million, a decrease of 8.8% compared with the same period in prior year.
▪Total Billings for the year ended December 31, 2024 was $239.1 million, a decrease of 37.5% compared with the same period in prior year.
▪Net Income for the year ended December 31, 2024 was $93.1 million, an increase of 71.5% compared with the same period in prior year.
▪Net Cash Used in Operating Activities was $22.2 million for the year ended December 31, 2024, compared with Net Cash Provided by Operating Activities of $62.4 million for the same period in prior year.
Our summary results are as follows:

(Unaudited)	4Q 2023	1Q 2024(4)	2Q 2024(4)	3Q 2024(4)	4Q 2024(4)	TTM 4Q 2024
Paid Subscribers (in thousands)	737	683	645	592	506	N/M
Total net revenue (in millions)	$112.2	$109.0	$105.0	$97.2	$97.5	$408.7
New "Marketing" Billings (1)	$67.7	$54.8	$38.7	$32.3	$37.0	$162.8
Net "Renewal" Billings (2)	$21.6	$21.4	$17.1	$15.7	$16.0	$70.3
Other Billings (3)	$4.2	$1.0	$1.8	$0.9	$2.4	$6.0
Total Billings	$93.6	$77.2	$57.6	$48.9	$55.4	$239.1
ARPU	$503	$492	$456	$417	$394	$394
Net income (in millions)	$1.9	$22.7	$21.2	$22.7	$26.4	$93.1
CFFO (in millions)	$17.5	$(18.5)	$(3.8)	$(5.8)	$6.0	$(22.2)
Adjusted CFFO (in millions)	$21.5	$(18.5)	$(3.8)	$(5.8)	$6.0	$(22.2)

(1) Includes billings from all new subscription sales to new and existing subscribers.
(2) Includes billings attributable to renewal and maintenance fee payments. Excludes Membership sales.
(3) Includes primarily billings from Revenue Share, Advertising, and Conferences.
(4) The fourth quarter 2024 and full year 2024 results are unaudited
N/M - Not Meaningful

Balance Sheet and Capital Structure
As of December 31, 2024 the consolidated Cash balance was $97.9 million as compared with $155.2 million at December 31, 2023. The majority of the decline in cash related to activity that occurred in the first half of 2024.
For the year ended December 31, 2024, interest income earned totaled $5.9 million.
In the third quarter of 2024, we began making required tax distribution payments to MarketWise, LLC’s members, including MarketWise, Inc. of approximately $6 million. These tax distributions are reflected in our statement of cash flows as cash used in financing activities.
In January 2025, we made a quarterly tax distribution of $15.1 million proportionately to MarketWise, LLC’s members, including MarketWise, Inc. This quarterly tax distribution to MarketWise, Inc. exceeded its corporate tax liability and enabled the Company to declare and pay a special dividend of $0.03 per Class A share with the excess tax distribution proceeds. This previously announced special dividend was paid on February 26, 2025.

We will continue to make required quarterly tax distributions in future periods, which we expect to be significant. The amount of future tax distributions, and the related special dividend to Class A shareholders, will be dependent on a variety of factors.
The Company’s $150 million credit facility matured on October 29, 2024, with no amounts outstanding. While the Company currently has no immediate needs for external capital, and the business plan is fully funded, the Company may in the future consider entering into a new credit facility to enhance optionality around capital allocation alternatives.
On February 28, 2025, the Board of Directors authorized a stock repurchase program of up to $50 million of Class A common stock. Repurchases of Class A common stock may be made from time to time, either through open market transactions (including pre-set trading plans) or through other transactions in accordance with applicable securities laws. Repurchases under the program have been authorized for the next 12 months but the program may be modified, suspended, or terminated at any time.
MarketWise Inc.’s Class A common stock trades on the Nasdaq Global Market under the symbol "MKTW." As of December 31, 2024, the Company had 39,562,797 shares of Class A common stock and 279,890,147 shares of Class B common stock issued and outstanding. Net Income attributable to non-controlling interest on the Income Statement is primarily associated with these B shares and is a result of our corporate structure.
About MarketWise
Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.
With more than 25 years of operating history, MarketWise serves a community of millions of free and paid subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.
Key Business Metrics and Non-GAAP Financial Measures
In this release we discuss certain key business metrics, which we believe provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance. We are not aware of any uniform standards for calculating these key metrics, which may hinder comparability with other companies who may calculate similarly titled metrics in a different way.
Billings is defined as amounts invoiced to customers.
Paid Subscribers are defined as the total number of unique subscribers with at least one paid subscription at the end of the period.
Average revenue per user or ARPU is defined as the trailing four quarters of net Billings divided by the average number of quarterly total Paid Subscribers over that period.
In addition to our results determined in accordance with GAAP, we believe that the below non-GAAP financial measures are useful in evaluating operating performance. We use the below non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. This non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related

GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Adjusted CFFO is defined as cash flow from operations plus or minus any non-recurring items.
Adjusted CFFO Margin is defined as Adjusted CFFO as a percentage of Billings.
We believe that Adjusted CFFO and Adjusted CFFO Margin are useful indicators that provide information to management and investors about our ability to generate cash (without the effects of non-recurring items), and for internal planning and forecasting purposes.
We expect Adjusted CFFO and Adjusted CFFO Margin to fluctuate in future periods as we invest in our business to execute our growth strategy. These activities, along with any non-recurring items as described above, may result in fluctuations in Adjusted CFFO and Adjusted CFFO Margin in future periods.
Non-GAAP Measures
The following table provides a reconciliation of net cash provided by operating activities to Adjusted CFFO, and net cash provided by operating activities margin as a percentage of total net revenue to Adjusted CFFO Margin, in each case, the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the United States (“GAAP”):

(In thousands)	Fourth Quarter			Year Ended December 31,
	2024 (1)	2023	% Change	2024 (1)	2023	% Change
Net cash provided by (used in) operating activities	$5,985	$17,527	(65.9)%	$(22,150)	$62,428	(135.5)%
Non-recurring expenses	—	3,940	NM	—	3,940	NM
Adjusted CFFO	$5,985	$21,467	(72.1)%	$(22,150)	$66,368	(133.4)%

Net cash provided by (used in) operating activities	$5,985	$17,527	(65.9)%	$(22,150)	$62,428	(135.5)%
Total net revenue	97,478	112,155	(13.1)%	408,701	448,182	(8.8)%
Net cash provided by (used in) operating activities margin	6.1%	15.6%		(5.4%)	13.9%

Adjusted CFFO	$5,985	$21,467	(72.1)%	$(22,150)	$66,368	(133.4)%
Billings	55,355	93,557	(40.8)%	239,083	382,411	(37.5)%
Adjusted CFFO margin	10.8%	22.9%		(9.3%)	17.4%
NM: Not meaningful
(1)    The fourth quarter 2024 and full year 2024 results are unaudited.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the financial position, business strategy, and the plans and objectives of management for future operations of MarketWise. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: our ability to effectuate the reverse stock split; our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us; our ability to adequately market our products and services, and to develop additional products and product offerings; our ability to manage our growth effectively, including through acquisitions; failure to maintain and protect our reputation for trustworthiness and independence; our ability to attract, develop, and retain capable management, editors, and other key personnel; our ability to grow market share in our existing markets or any new markets we may enter; adverse or weakened conditions in the financial sector, global financial markets, and global economy; current macroeconomic events, including heightened inflation, rise in interest rates and the potential for an economic recession; failure to comply with laws and regulations or other regulatory action or investigations, including the Advisers Act; our ability to respond to and adapt to changes in technology and consumer behavior; failure to successfully identify and integrate acquisitions, or dispose of assets and businesses; our public securities’ potential liquidity and trading; the impact of the regulatory environment and complexities with compliance related to such environment; our future capital needs; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; and other factors beyond our control.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Table 1. Income Statement

	Year Ended December 31,
	2024(2)	2023	2022
Net revenue	$405,357	$443,245	$510,040
Related party revenue	3,344	4,937	2,363
Total net revenue	408,701	448,182	512,403
Operating expenses:
Cost of revenue (1)	50,663	56,802	62,697
Sales and marketing (1)	160,707	198,592	235,326
General and administrative (1)	90,712	125,176	114,810
Research and development	9,908	8,831	8,817
Depreciation and amortization	2,753	3,821	3,091
Impairment losses	4,445	2,583	—
Related party expense	525	572	379
Total operating expenses	319,713	396,377	425,120
Income from operations	88,988	51,805	87,283
Other income (expense), net	2,085	(611)	15,672
Interest income (expense), net	5,288	4,904	(295)
Income before income taxes	96,361	56,098	102,660
Income tax expense	3,253	1,803	1,490
Net income	93,108	54,295	101,170
Net income attributable to noncontrolling interests	86,049	52,513	83,180
Net income attributable to MarketWise, Inc.	$7,059	$1,782	$17,990

(1) Cost of revenue, sales and marketing, general and administrative, and research and development expenses are exclusive of depreciation and amortization shown as a separate line item
(2) The fourth quarter 2024 and full year 2024 results are unaudited

Table 2. Balance Sheet

	December 31, 2024 (1)	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$97,876	$155,174
Accounts receivable	1,876	4,528
Prepaid expenses	10,051	9,305
Related party receivables	547	5,182
Deferred contract acquisition costs	57,214	91,480
Other current assets	1,269	2,172
Total current assets	168,833	267,841
Property and equipment, net	592	690
Operating lease right-of-use assets	3,182	7,331
Intangible assets, net	4,673	6,255
Goodwill	30,043	31,038
Deferred contract acquisition costs, noncurrent	42,121	73,420
Deferred tax assets	10,071	9,693
Other assets	—	287
Total assets	$259,515	$396,555
Liabilities and stockholders’ deficit
Current liabilities:
Trade and other payables	$4,011	$559
Related party payables	338	1,137
Accrued expenses	23,272	55,041
Deferred revenue and other contract liabilities	217,973	287,751
Operating lease liabilities	1,629	1,446
Other current liabilities	12,985	27,959
Total current liabilities	260,208	373,893
Deferred revenue and other contract liabilities, noncurrent	209,013	304,342
Other liabilities, noncurrent	2,811	746
Related party tax receivable agreement liability, noncurrent	2,669	2,151
Operating lease liabilities, noncurrent	2,738	4,366
Total liabilities	477,439	685,498
Commitments and Contingencies (Note 11)	—	—
Stockholders’ deficit
Class A common stock, par value of $0.0001 per share, 950,000,000 shares authorized; 39,562,797 and 36,384,981 shares issued and outstanding at December 31, 2024 and 2023, respectively	4	4
Class B common stock, par value of $0.0001 per share, 300,000,000 shares authorized; 279,890,147 and $288,092,303 shares issued and outstanding at December 31, 2024 and 2023, respectively	28	29
Preferred stock, par value of $0.0001 per share, 100,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	106,660	115,164
Accumulated other comprehensive income	56	65

Accumulated deficit	(119,284)	(126,343)
Total stockholders’ deficit attributable to MarketWise, Inc.	(12,536)	(11,081)
Noncontrolling interest	(205,388)	(277,862)
Total stockholders’ deficit	(217,924)	(288,943)
Total liabilities and stockholders’ deficit	$259,515	$396,555

(1) The fourth quarter 2024 and full year 2024 results are unaudited

Table 3. Cash Flows

	Year ended December 31,
	2024 (1)	2023	2022
Cash flows from operating activities:
Net income	$93,108	$54,295	$101,170
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,753	3,821	3,091
Impairment and other charges	4,445	2,583	287
Stock-based compensation	12,202	23,384	9,045
Change in fair value of contingent consideration	507	—	—
Change in fair value of derivative liabilities – other	—	1,779	(15,665)
Deferred taxes	2,872	1,803	1,490
Unrealized (gains) losses on foreign currency	(18)	23	(97)
Noncash lease expense	2,053	2,135	1,925
(Gain) loss on sale of business	(2,030)	1,583	—
Changes in operating assets and liabilities:
Accounts receivable	2,652	(488)	3,765
Related party receivables and payables, net	2,622	(2,284)	(982)
Prepaid expenses	(746)	2,420	1,318
Other current assets and other assets	1,190	1,533	(543)
Deferred contract acquisition costs	63,468	31,329	5,453
Trade and other payables	3,470	(200)	(3,975)
Accrued expenses	(31,769)	9,065	(477)
Deferred revenue	(162,093)	(67,092)	(51,980)
Derivative liabilities	—	(3,060)	—
Operating lease liabilities	(1,446)	(1,501)	(1,671)
Other current and long-term liabilities	(15,390)	1,300	(3,780)
Net cash (used in) provided by operating activities	(22,150)	62,428	48,374
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(170)	(12,770)
Acquisition of noncontrolling interests, including transaction costs	—	—	(297)
Purchases of property and equipment	(133)	(65)	(35)
Capitalized software development costs	(548)	(1,662)	(136)
Net cash used in investing activities	(681)	(1,897)	(13,238)
Cash flows from financing activities:
Proceeds from related party notes receivable	—	—	1,159
Proceeds from issuance of common stock	301	678	827
Shares and restricted stock units withheld to pay taxes	(1,368)	(6,032)	(515)
Repurchases of stock	(10,803)	—	(13,054)
Dividends paid	(1,506)	(5,744)	—
Distributions to noncontrolling interests	(21,082)	(52,855)	(4,609)
Net cash used in financing activities	(34,458)	(63,953)	(16,192)
Effect of exchange rate changes on cash	(9)	21	53
Net increase in cash, cash equivalents and restricted cash	(57,298)	(3,401)	18,997
Cash, cash equivalents and restricted cash — beginning of period	155,174	158,575	139,578
Cash, cash equivalents and restricted cash — end of period	$97,876	$155,174	$158,575

(1) The fourth quarter 2024 and full year results are unaudited

MarketWise Investor Relations Contact
Erik Mickels – Chief Financial Officer
Email: ir@marketwise.com

MarketWise Media Contact
Email: media@marketwise.com